UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-27765	77-0397908
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3100 Central Expressway		95051
Santa Clara, California		(Zip Code)
(Address of principal executive offices)

(408) 764-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers.  Compensatory Arrangements of Certain Officers.

Effective July 29, 2008, G. Stephen DeCherney, M.D., M.P.H. was appointed by the Board of Directors (“Board”) of Symyx Technologies, Inc. (the “Company”), to serve on the Company’s Board as a Class III director until the Company’s 2011 annual meeting of stockholders.  Dr. DeCherney has been a Professor of Medicine (Adjunct) at the University of North Carolina since May 2005.  From August 2004 until March 2008, Dr. DeCherney was employed by Quintiles Transnational Corporation, a contract research organization to drug and medical device companies, in a variety of executive roles including President, Global Clinical Research Organization, and Chief Innovation Officer (the position from which he retired in March 2008).  During his time there he was a member of the Corporate Executive Committee.  From February 2000 to July 2004, Dr. DeCherney was employed by PRA International, a global clinical development organization, serving as Executive Vice President of Strategic Programs from March 2003 to July 2004 and Executive Vice President of Global Clinical Operations from February 2000 to March 2003.

As a non-employee director, Dr. DeCherney will receive an annual retainer of $30,000.  The retainer is paid quarterly and prorated for partial periods.  In addition, Dr. DeCherney will be reimbursed for reasonable out-of-pocket travel expenses incurred in connection with his attendance at and participation in Board and committee meetings.  At this time, Dr. DeCherney has not been appointed to any committees of the Board, and there is no current expectation to appoint Dr. DeCherney to any specific committee of the Board.

In addition to the cash compensation referenced in the preceding paragraph, Dr. DeCherney will receive a prorated restricted stock unit award upon joining the Board equal to a value of approximately $44,109 pursuant to the Company’s 2007 Stock Incentive Plan (the “2007 Plan”) that will be fully vested on the date of the Company's 2009 annual meeting of stockholders, provided that Dr. DeCherney remains a director of the Company through such time.  Notwithstanding the foregoing, in the event of a Corporate Transaction or a Change in Control (each term as defined in the 2007 Plan), the portion of his respective award that is neither assumed nor replaced in connection with such event will fully vest.

Pursuant to the terms of an indemnification agreement in the form of the Company's form of Indemnification Agreement on file with the Securities and Exchange Commission, Dr. DeCherney will also be entitled to indemnification under certain circumstances in connection with certain claims to which he may be made a party by reason of his position as a director of the Company and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective July 28, 2008, the Company’s Amended and Restated Bylaws were amended and restated to increase the number of authorized directors from six (6) directors to seven (7) directors.  A copy of the Company’s Amended and Restated Bylaws, as of July 28, 2008, is attached as Exhibit 3.2.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Symyx Technologies, Inc., effective as of July 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: July 31, 2008	By:	/s/ Rex S. Jackson
Rex S. Jackson
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.2	Amended and Restated Bylaws of Symyx Technologies, Inc., effective as of July 28, 2008.